FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  EQ/AXA Franklin Income
Core Portfolio -Barclays Aggregate Bond Index (AXA-
FI), EQ/AXA Global Bond Plus Portfolio - Barclays
Aggregate Index (AXA-GB), AXA Multimanager Core Bond
Portfolio (AXA-VIP), AZL Enhanced Bond Index Fund (AZ-
CORE), BlackRock Bond Allocation Target Shares: Series
C Portfolio (BATSC), BlackRock Balanced Capital
Portfolio (FI) (Ins - Series) (BCS_F), BlackRock
Strategic Bond Trust (BHD), BlackRock Core Bond Trust
(BHK), BlackRock Income Opportunity Trust (BNA-USD),
BlackRock Total Return Portfolio II (BR-CORE),
BlackRock Bond Portfolio (BR-INT), BlackRock Managed
Income Portfolio (BR-MINC), BlackRock Multi Sector
Bond Fund (BR-MSB), BlackRock Strategic Income
Opportunities Portfolio (BR-SIP), BlackRock Asset
Allocation Portfolio (Fixed Income) (BR_AA_FI),
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF), BlackRock Total Return Portfolio (Ins -
Series) (BVA-TR), BlackRock Balanced Capital VI Fund
(FI) (BVI_F), Transamerica Partners Portfolios: Core
Bond Portfolio (DIA-CORE), Hirtle Callaghan & Co.
Fixed Income II Portfolio (HCIIX), Metropolitan Series
BlackRock Bond Income Portfolio (MET-BI), Metropolitan
Series BlackRock Diversified Portfolio (Core Bond)
(METD_B), Master Total Return Portfolio (MF-BOND), MGI
Core Opportunistic Fixed Income Fund (MGI), Bond Index
Master Portfolio (MIP_AGG), Nationwide Bond Index Fund
(NW-BI), NVIT Bond Index Fund (NW-GBI), UBS PACE
Intermediate Fixed Income Investments (UBS-PACE)
2.	Issuer:    NBC Universal, Inc. (2021)

3.	Date of Purchase:  09/27/10

4.	Underwriter from whom purchased:  Morgan Stanley & Co.
Incorporated

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Goldman,
Sachs & Co., J.P. Morgan Securities LLC, Morgan
Stanley & Co. Incorporated, Banc of America
Securities LLC, Citigroup Global Markets Inc,
Barclays Capital Inc., BNP Paribas Securities Corp.,
Credit Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., Mitsubishi UFJ Securities (USA),
Inc., RBS Securities Inc., UBS Securities LLC, Wells
Fargo Securities, LLC, Daiwa Capital Markets America
Inc., Mizuho Securities USA Inc., PNC Capital
Markets LLC, Gleacher & Company Securities, Inc.,
Lloyds TSB Bank plc, RBC Capital Markets
Corporation, Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., U.S. Bancorp Investments,
Inc., Banca IMI S.p.A., Credit Agricole Securities
(USA) Inc., Mediobanca - Banca di Credito
Finanziario S.p.A., BNY Mellon Capital Markets, LLC,
Raymond James & Associates, Inc., TD Securities
(USA) LLC, Blaylock Robert Van LLC., CastleOak
Securities, L.P., Loop Capital Markets LLC, Samuel
A. Ramirez & Company, Inc., The Williams Capital
Group, L.P.

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered: (AXA-FI) $100,000 out of
$2,000,000,000; (AXA-GB) $400,000 out of
$2,000,000,000; (AXA-VIP) $1,595,000 out of
$2,000,000,000; (AZ-CORE) $650,000 out of
$2,000,000,000; (BATSC) $2,050,000 out of
$2,000,000,000; (BCS_F) $510,000 out of
$2,000,000,000; (BHD) $1,025,000 out of
$2,000,000,000; (BHK) $995,000 out of $2,000,000,000;
(BNA-USD) $995,000 out of $2,000,000,000; (BR-CORE)
$6,095,000 out of $2,000,000,000; (BR-INT) $2,650,000
out of $2,000,000,000; (BR-MINC) $1,305,000 out of
$2,000,000,000;(BR-MSB) $280,000 out of
$2,000,000,000; (BR-SIP) $2,240,000 out of
$2,000,000,000; (BR_AA_FI) $530,000 out of
$2,000,000,000; (BVA-BF) $525,000 out of
$2,000,000,000; (BVA-TR) $245,000 out of
$2,000,000,000; (BVI_F) $30,000 out of $2,000,000,000;
(DIA-CORE) $4,425,000 out of $2,000,000,000; (HCIIX)
$965,000 out of $2,000,000,000; (MET-BI) $5,735,000
out of $2,000,000,000; (METD_B) $1,245,000 out of
$2,000,000,000; (MF-BOND) $9,450,000 out of
$2,000,000,000; (MGI) $300,000 out of $2,000,000,000;
(MIP_AGG) $100,000 out of $2,000,000,000; (NW-
BI)$400,000 out of $2,000,000,000; (NW-GBI) $800,000
out of $2,000,000,000; (UBS-PACE) $1,900,000 out of
$2,000,000,000

7. 	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $315,000,000 out of
$2,000,000,000

8. 	Purchase price (net of fees and expenses):  $ 99.975

9. 	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:
11. 	Have the following conditions been satisfied:
	a. The securities are part of an issue registered
         under the Securities Act of 1933, as amended,
         which is being offered to the public, or are
         Eligible Municipal Securities, or are securities
         sold in an Eligible Foreign Offering or are
         securities sold in an Eligible Rule 144A
         Offering or part of an issue of government
         securities.                                             YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                          YES

	c.	The underwriting was a firm commitment
		underwriting.                                        YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.           YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).          YES

 f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                           YES

Approved by: __Walter Mello__ Date: 10/19/10_